                                                                  Exhibit 99.d.1

                          INVESTMENT ADVISORY AGREEMENT


                THIS AGREEMENT, dated and effective as of the [DATE OF CLOSING], is made and entered into by and between ATLAS FUNDS, a Delaware statutory trust (hereinafter called the "Trust"), and ATLAS ADVISERS, INC., a California corporation (hereinafter called the "Adviser").

                WHEREAS, the Trust is engaged in business as an open-end management investment company and is so registered under the Investment Company Act of 1940 (the "1940 Act"); and

                WHEREAS, the Adviser is engaged principally in the business of rendering investment management services and is so registered under the Investment Advisers Act of 1940; and

                WHEREAS, the Trust is authorized to issue shares of capital stock in separate series with each such series representing interests in a separate portfolio of securities and other assets; and

                WHEREAS, the Trust intends to initially offer shares in 16 series (the "Initial Series"):

                Atlas Balanced Fund
                Atlas Emerging Growth Fund
                Atlas Fund of Funds
                Atlas Global Growth Fund
                Atlas Growth and Income Fund
                Atlas S&P 500 Index Fund
                Atlas Strategic Growth Fund
                Atlas Value Fund
                Atlas American Enterprise Bond Fund
                Atlas California Municipal Bond Fund
                Atlas National Municipal Bond Fund
                Atlas Strategic Income Fund
                Atlas U.S. Government and Mortgage Securities Fund Atlas California Municipal Money Fund
                Atlas Money Market Fund
                Atlas U.S. Treasury Money Fund

The Trust desires to retain the Adviser to render investment advisory services as described hereunder with respect to the Initial Series being herein collectively referred to as a "Series" and the Adviser is willing so to do.

        NOW, THEREFORE, WITNESSETH: That it is hereby agreed between the parties hereto as follows:


   Investment Advisory Agreement between Atlas Funds and Atlas Advisers, Inc.
                          Dated [AS OF DATE OF CLOSING]

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        1.      (a)     Initial Series. The Trust hereby appoints the Adviser to
act as adviser and investment manager to the Initial Series for the period and on the terms herein set forth. The Adviser accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

                (b) Additional Series. In the event that the Trust establishes one or more series of shares other than the Initial Series with respect to which it desires to retain the Adviser to render management and investment advisory services hereunder, it shall so notify the Adviser in writing, indicating the advisory fee which will be payable with respect to the additional series of shares. If the Adviser is willing to render such services, it shall so notify the Trust in writing, whereupon such series of shares shall become a Series hereunder.

        The Adviser shall, for all purposes herein, be deemed an independent contractor and not an agent of the Trust.

        2.      (a)     Subject to the supervision of the Trust's Board of
Trustees ("Board"), the Adviser agrees to provide supervision of the portfolio of each Series and to determine what securities or other property shall be purchased or sold by each Series, giving due consideration to the policies of each Series as expressed in the Trust's Declaration of Trust, Bylaws, Form N-1A Registration Statement ("Registration Statement") under the 1940 Act and under the Securities Act of 1933, as amended (the "1933 Act"), and prospectus as in use from time to time, as well as to the factors affecting the status of each Series as a "regulated investment company" under the Internal Revenue Code of 1986, as amended. In its duties hereunder, the Adviser shall further be bound by any and all determinations by the Board relating to investment policy, which determinations shall in writing be communicated to the Adviser.

                (b)     (i)   The Adviser shall provide adequate facilities and
qualified personnel for the placement of, and shall place orders for the purchase, or other acquisition, and sale, or other disposition, of portfolio securities for each Series. With respect to such transactions, the Adviser, subject to such direction as may be furnished from time to time by the Board of Trustees of the Trust, shall endeavor as the primary objective to obtain the most favorable prices an executions of orders. Subject to such primary objective, the Adviser may place orders with brokerage firms which have sold shares of any Series or which furnish statistical and other information to the Adviser, taking into account the value and quality of the brokerage services of such brokerage firms, including the availability and quality of such statistical and other information. Receipt by the Adviser of any such statistical and other information and services shall not be deemed to give rise to any requirement for abatement of the advisory fee payable to the Adviser pursuant to Section 4 hereof.

                        (ii) On occasions when the Adviser deems the purchase or sale of a security to be in the best interests of a Series as well as other clients of the Adviser, the Adviser, to the extent permitted by applicable laws and regulations, may aggregate the securities to be so sold or purchased when the Adviser believes that to do so will be in the best interests of the Series. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the

                                        2
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transaction, will be made by the Adviser in the manner the Adviser considers to be the most equitable and consistent with its fiduciary obligations to the Series and to such other clients.

                (c) The Adviser will oversee the maintenance of all books and records with respect to the securities transactions of the Series, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records which it maintains for the Trust and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender promptly to the Trust any records which it maintains for the Trust upon request by the Trust.

                (d) The Adviser will oversee the computation of the net asset value and the net income of each Fund as described in the currently effective Registration Statement or as more frequently requested by the Board.

        3. ADMINISTRATIVE DUTIES OF THE ADVISER. The Adviser will administer the affairs of each Fund subject to the supervision of the Board and the following understandings:

                (a) The Adviser will supervise all aspects of the operations of each Fund, including the oversight of transfer agency, custodial, pricing and accounting services, except as hereinafter set forth; provided, however, that nothing herein contained shall be deemed to relieve or deprive the Board of its responsibility for control of the conduct of the affairs of the Funds.

                (b) The Adviser will provide the Trust and the Funds with such corporate, administrative and clerical personnel (including offices of the Trust) and services as are reasonably deemed necessary or advisable by the Board.

                (c) The Adviser will arrange, but not pay, for the periodic preparation, updating, filing and dissemination (as applicable) of each Fund's prospectus, statement of additional information, proxy material, tax returns and required reports with or to the Fund's shareholders, the Securities and Exchange Commission and other appropriate federal or state regulatory authorities.

                (d) The Adviser will provide the Trust and the Funds with, or obtain for them, adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

                The Trust will reimburse the Adviser for the expenses it incurs in providing the administrative services provided by the Adviser at the end of each calendar quarter upon presentation to the Trust of an itemized schedule of such expenses.

        4. FURTHER DUTIES. In all matters relating to the performance of this Contract, the Adviser will act in conformity with the Declaration of Trust, Bylaws and Registration Statement of

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the Company and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, and rules thereunder, and all other applicable federal and state laws and regulations.

        5. DELEGATION OF THE ADVISER'S DUTIES AS INVESTMENT MANAGER AND ADMINISTRATOR. With respect to one or more of the Funds, the Adviser may enter into one or more agreements ("Subadvisory or Subadministration Contract") with a subadviser or subadministrator in which the Adviser delegates to such subadviser or subadministrator the performance of any or all of the services specified in
Section 2 and 3 of this Agreement, provided that; (i) each Subadvisory and Subadministration Contract imposes on the subadviser or subadministrator bound thereby all the duties and conditions to which the Adviser is subject with respect to the delegated services under Sections 2, 3 and 4 of this Agreement;
(ii) each Subadvisory or Subadministration Contract meets all requirements of the 1940 Act and rules thereunder; and (iii) the Adviser shall not enter into a Subadvisory or Subadministration Contract unless it is approved by the Board prior to implementation.

        6.      (a)     Each Series shall pay to the Adviser on or before the
tenth (10th) day of each month, as compensation for the services rendered by the Adviser during the preceding month, an amount to be computed by applying to the total net asset value of such Series the applicable annual rates set forth on Appendix A hereto:

                (b) The fees on Appendix A shall be computed and accrued daily at one three-hundred-sixty-fifth (1/365th) of the applicable rates set forth therein. The net asset value of each Series shall be determined in the manner set forth in the Declaration of Trust, Prospectus and Statement of Additional Information of the Company after the close of the New York Stock Exchange on each day on which said Exchange is open, and in the case of Saturdays, Sundays, and other days on which said exchange shall not be open, in the manner further set forth in said Declaration of Trust, Prospectus and Statement of Additional Information. In the event of termination other than at the end of a calendar month, the monthly fee shall be prorated for the portion of the month prior to termination and paid on or before the tenth (10th) day subsequent to termination.

        7.      (a)     The Adviser agrees to reduce the fee payable to it under
this Agreement by the amount which the ordinary operating expenses of the Trust for any fiscal year of the Trust, excluding interest, taxes and extraordinary expenses, shall exceed the most stringent limits prescribed by any state in which the Trust shares are offered for sale; provided that, within such limits, the Adviser shall be entitled to recover any such excess fees over any twelve-month period. Costs incurred in connection with the purchase or sale of portfolio securities, including brokerage fees and commissions, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Proper accruals shall be made by the Trust for any projected reduction hereunder and corresponding amounts shall be withheld from the fees paid by the Trust to the Adviser. Any additional reduction computed at the end of the fiscal year shall be deducted from the fee for the last month of such fiscal year.

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                (b)     The above provision in subsection (a) with respect to
expense limitation shall be calculated and administered separately with respect to each Series, as opposed to the Trust in the aggregate, if and to the extent so required by state securities authorities.

                (c) The payment or assumption by the Adviser of any expense of the Trust or any Series that the Adviser is not required by this Agreement to pay or assume shall not obligate the Adviser to pay or assume the same or any similar expense of the Trust or any Series on any subsequent occasion.

        8. Nothing contained in this Agreement shall be construed to prohibit the Adviser from performing investment advisory, management, or distribution services for other investment companies and other persons or companies, or to prohibit affiliates of the Adviser from engaging in such businesses or in other related or unrelated businesses.

        9. The Trust agrees (i) not to hold the Adviser or any of its officers or employees liable for, and (ii) to indemnify or insure the Adviser and its officers and employees ("Indemnified Parties") against, any costs and liabilities the Indemnified Parties may incur as a result of any claim against the Indemnified Parties in the good faith exercise of their powers hereunder (excepting matters as to which the Indemnified Parties have been guilty of willful misfeasance, bad faith, or gross negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement, or in violation of applicable law).

        10.     (a)     This Agreement shall become effective with respect to
the Initial Series on the date hereof (the "Effective Date") and, with respect to any additional Series, on the date of receipt by the Trust of notice from the Adviser in accordance with Section 1(b) hereof that the Adviser is willing to serve as Adviser with respect to such Series. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two (2) years from the Effective Date with respect to the Initial Series and, with respect to each additional Series, until the day and month following the first anniversary of the date on which such Series becomes a Series hereunder, and shall continue in full force and effect for periods of one year thereafter with respect to each Series so long as such continuance with respect to any such Series is approved at least annually (i) by either the Trustees of the Trust or by a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series, and (ii) in either event by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. However, the continuance of this Agreement with respect to any Series is subject to the approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of such Series on or before the next anniversary following the date on which such Series becomes a Series hereunder.

                Any approval of this Agreement by a majority (as defined in the 1940 Act) of the outstanding voting securities of any Series shall be effective to continue this Agreement with respect to any such Series notwithstanding (i) that this Agreement has not been approved by the holders of a majority (as defined in the 1940 Act) of the outstanding voting securities of any other Series affected thereby, and (ii) that this Agreement has not been approved by the vote of a majority

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(as defined in the 1940 Act) of the outstanding voting securities of the Trust, unless such approval shall be required by any applicable law or otherwise.

                (b) This Agreement may be terminated with respect to any Series at any time, without payment of any penalty, by the Board of Trustees of the Trust or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Trust, on sixty (60) days' written notice to the Adviser, or by the Adviser on like notice to the Trust.

                (c) This Agreement shall automatically and immediately terminate in the event of its assignment.

        11.     (a)     This Agreement supersedes any prior agreement relating
to the subject matter hereof between the parties.

                (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

        12. This Agreement shall be construed in accordance with the laws of the State of California and the 1940 Act. To the extent that the applicable laws of the State of California conflict with the applicable provisions of the 1940 Act, the latter shall control.


                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their officers thereunto duly authorized as of the date first above written.


ATLAS FUNDS                                  ATLAS ADVISERS, INC.


By:                                          By:
   -----------------------------------          --------------------------------
      W. Lawrence Key                              W. Lawrence Key
      Chief Operating Officer and                  Chief Operating Officer and
      Group Senior Vice President                  Group Senior Vice President


ATTEST:                                      ATTEST:


--------------------------------------       -----------------------------------
      Joseph M. O'Donnell                          Joseph M. O'Donnell
      Secretary                                    Secretary

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                          INVESTMENT ADVISORY AGREEMENT
                               BETWEEN ATLAS FUNDS
                            AND ATLAS ADVISERS, INC.
                                   APPENDIX A
                                [DATE OF CLOSING]

                             ATLAS MONEY MARKET FUND
                      ATLAS CALIFORNIA MUNICIPAL MONEY FUND
           (Formerly the Atlas California Double Tax Free Money Fund);
                         ATLAS U.S. TREASURY MONEY FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $500 million                                       .50%
Assets over $500 million                                       .475%


                       ATLAS AMERICAN ENTERPRISE BOND FUND
                       ATLAS NATIONAL MUNICIPAL BOND FUND
                   (Formerly the Atlas Tax Free Income Fund);
                      ATLAS CALIFORNIA MUNICIPAL BOND FUND
          (Formerly the Atlas California Double Tax Free Income Fund);
               ATLAS U.S. GOVERNMENT AND MORTGAGE SECURITIES FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $500 million                                      .55%
Assets over $500 million                                       .50%


                          ATLAS GROWTH AND INCOME FUND;
                              ATLAS BALANCED FUND;
                           ATLAS STRATEGIC GROWTH FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $100 million                                      .70%
Assets over $100 million
  and up to $500 million                                       .60%
Assets over $500 million                                       .50%

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                                ATLAS VALUE FUND
                            ATLAS GLOBAL GROWTH FUND
                           ATLAS EMERGING GROWTH FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $100 million                                      .80%
Assets over $100 million
  and up to $500 million                                       .75%
Assets over $500 million                                       .70%


                           ATLAS STRATEGIC INCOME FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $100 million                                      .75%
Assets over $100 million
  and up to $500 million                                       .70%
Assets over $500 million                                       .65%


                               ATLAS FUND OF FUNDS
                            ATLAS S&P 500 INDEX FUND

     ON THE PORTION OF                                        ANNUAL
DAILY TOTAL NET ASSET VALUE                                    RATE
---------------------------                                   ------
Assets up to $500 million                                      .25%
Assets over $500 million                                       .23%


Agreed to [DATE OF CLOSING]

ATLAS FUNDS                                  ATLAS ADVISERS, INC.


By:                                          By:
   ------------------------------               ------------------------------
      W. Lawrence Key                              W. Lawrence Key
      Chief Operating Officer and                  Chief Operating Officer and
      Group Sr. Vice President                     Group Sr. Vice President